 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, Suite 300

San Francisco, CA  94105

(415) 593-5400

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DC: 4848102-2

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Xiaopei “Macy” Lee resigned as Chief Financial Officer of Prosper Marketplace, Inc. (“PMI”) and as Treasurer of Prosper Funding LLC (“Prosper Funding”), effective as of July 10, 2015.  On that same date, John Hiestand, PMI’s Vice President of Finance, was appointed the Treasurer of Prosper Funding and designated as the principal financial and accounting officer of both PMI and Prosper Funding.

John Hiestand, age 47, has served as PMI’s Vice President of Finance since May 2015. Prior to joining PMI, Mr. Hiestand served as Director, Chief Operating Officer at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC) from August 2012 until April 2015. Mr. Hiestand was a Senior Partner of Merlin Securities, LLC and served as its Chief Financial Officer from 2008 until it was acquired by Wells Fargo Securities in August 2012. Prior to that, Mr. Hiestand held various financial management positions at KPMG, Ciena and Merriman Capital. Mr. Hiestand received a BA in Accounting from Cal Poly San Luis Obispo and is a Certified Public Accountant and Chartered Financial Analyst.

There were no changes to the compensation arrangements between PMI or Prosper Funding and Mr. Hiestand in connection with his appointment as Treasurer of Prosper Funding and designation as the principal financial and accounting officer of both PMI and Prosper Funding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: July 13, 2015	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: July 13, 2015	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary